Unity Bancorp, Inc. 64 Old Highway 22 Clinton, NJ 08809 800 618-BANK www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:

October 18, 2007

News Media & Financial Analyst Contact:
Alan J. Bedner, EVP
Chief Financial Officer
(908) 713-4308

Unity Bancorp Reports Third Quarter Earnings

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $1.1 million, or $0.15 per diluted share, for the quarter ended September 30, 2007, compared to net income of $1.6 million, or $0.22 per diluted share, for the quarter ended September 30, 2006. Return on average assets and average common equity for the third quarter of 2007 were 0.57% and 8.89%, respectively, as compared to 1.00% and 15.26%, respectively, for the third quarter of 2006.

For the nine months ended September 30, 2007, net income was $4.0 million, or $0.56 per diluted share, compared to $4.9 million, or $0.68 per diluted share for the same period a year ago. Return on average assets and average common equity for the nine months ended September 30, 2007, were 0.77% and 11.57%, respectively, as compared to 1.02% and 15.54%, respectively, for the prior year’s comparable period.

“Earnings for the quarter were impacted by the Company’s previously announced strategic decision to retain a significant portion of the Company’s currently originated SBA 7(a) loans in the portfolio, rather than selling them to the secondary market. While this change in strategy has resulted in reduced short term earnings, we are confident that this strategy will increase long term earnings and enhance shareholder value through increased interest income,” said Unity President and Chief Executive Officer, James A. Hughes. “During the third quarter of 2007, we had significant growth in both our loan and deposit portfolios, in addition to a reduction in non-performing assets.”

Total assets at September 30, 2007, were $746.8 million, an 11.2% increase from September 30, 2006. The increase in assets from the prior year was primarily due to growth in the Company’s loan portfolio. Total loans at September 30, 2007, were $567.6 million, a 13.8% increase from September 30, 2006. The growth in the loan portfolio occurred in SBA, commercial, consumer and residential lending.

At September 30, 2007, the allowance for loan losses was $8.2 million, or 1.44% of total loans, compared to 1.50% of total loans at September 30, 2006. Non-performing assets at September 30, 2007, were $4.3 million, or 0.76% of total loans and other real estate owned, “OREO”, a decline of $2.2 million in non-performing assets, compared to $6.5 million or 1.30% of total loans and OREO at September 30, 2006. Included in non-performing assets at September 30, 2007, are approximately $781 thousand of loans guaranteed by the SBA. Credit quality improved during the quarter due to the resolution of certain problem credits.

Total deposits at September 30, 2007, were $612.2 million, a 9.8% increase from September 30, 2006. This increase was primarily the result of growth in time deposits accounts, partially offset by the decline in interest bearing checking, non-interest bearing checking and savings accounts. Time deposits increased $89.9 million, or 51.8% from September 30, 2006, due to time deposit promotions.

“During the third quarter of 2007, the Company implemented remote deposit capture, permitting customers to deposit checks electronically from their offices. We believe this will increase the number of transactional relationships inside and outside of our local market areas,” said Mr. Hughes. “In addition, we opened our sixteenth branch in the third quarter 2007. This is our second office in the Lehigh Valley, Pennsylvania area.”

Total shareholders’ equity was $47.3 million at September 30, 2007, a 3.5% increase from September 30, 2006. The increase in shareholders’ equity was primarily due to retained profits and an increase in other comprehensive income, partially offset by the payment of cash dividends and the purchase of treasury stock. During the quarter, the Company repurchased 207 thousand shares of treasury stock at an average cost of $10.43 per share.
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Net interest income was $6.0 million for the third quarter of 2007, consistent with the same period a year ago. Net interest income was benefited by an increase in interest-earning assets offset by a decrease in net interest margin. Net interest margin was 3.44% for the third quarter of 2007, compared to 3.79% for the third quarter of 2006. The decline in net interest margin was the result of higher interest expense from deposits that were used to fund loan growth.

Net interest income was $18.1 million for the nine months ended September 30, 2007, consistent from the same period a year ago. Net interest income was benefited by an increase in interest-earning assets offset by a decrease in net interest margin. Net interest margin was 3.63% for the nine months ended 2007, compared to 3.96% for the same period a year ago.

The provision for loan losses for the third quarter of 2007 was $450 thousand, compared to $400 thousand for the third quarter of 2006. Net loan charge-offs for the quarter ended September 30, 2007 were $264 thousand, compared to net charge-offs of $177 thousand for the quarter ended September 30, 2006. The provision for loan losses was $1.0 million for the nine months ended September 30, 2007, compared to $950 thousand from the same period a year ago. Net loan charge-offs for the nine months ended September 30, 2007 were $441 thousand, compared to $362 thousand for the same period a year ago.

Total noninterest income for the third quarter of 2007 was $1.5 million, down 34.9%, from the same period a year ago. Gains on sales of SBA loans amounted to $316 thousand for the third quarter of 2007, compared to $927 thousand for the quarter ended September 30, 2006, reflecting the change in strategy discussed above. Service charges on deposits for the third quarter were $338 thousand, a decrease of $48 thousand, compared to the third quarter of 2006, primarily due to the acceleration of the electronic clearing of checks under “Check 21”. Service and loan fees were $428 thousand for the third quarter of 2007, down $63 thousand from a year ago.

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Total noninterest income for the nine months ended September 30, 2007, was $4.9 million, down 17.1% from the same period a year ago. Gains on sales of SBA loans amounted to $1.8 million for the nine months ended September 30, 2007, compared to $2.2 million for the same period a year ago, primarily due to the lower volume of loans sold. Service charges on deposits for the nine months ended were $1.0 million, a decrease of $202 thousand, compared to the same period a year ago, primarily due to the acceleration of “Check 21”. Service and loan fees were $1.2 million for the nine months ended September 30, 2007, down $118 thousand from the same period a year ago.

Total noninterest expenses for the third quarter of 2007 were $5.5 million, an increase of 3.5% from the prior year’s comparable quarter. Compensation and benefits were flat as annual cost of living increases and rising health insurance costs were partially offset by a planned reduction in the employee base. Occupancy and furniture and equipment expenses increased 10.8% and 12.6% for the third quarter of 2007, compared to the same period a year ago due to the addition of two branches.

Total noninterest expenses for the nine months ended September 30, 2007, were $16.2 million, an increase of 3.9% from the same period a year ago. Compensation and benefits increased 3.6% due to cost of living increases and rising health insurance costs. Processing and communications increased 7.5% due to increased transactional volume due to a larger customer base. Occupancy and furniture and equipment expenses increased 4.7% and 5.8% for the third quarter of 2007, compared to the same period a year ago due to branch expansion. Loan servicing costs increased $112 thousand due to collection expenses associated with past due loans.

As of September 30, 2007, the Company’s Tier I leverage capital ratio was 8.17%, Tier I risk-based capital ratio was 10.26%, and total risk-based capital ratio was 11.52%. During the third quarter of 2007 the Company redeemed $9.3 million of Trust Preferred Debt at a rate of 3.40% over 3-month LIBOR. The Company issued $15.5 million in Trust Preferred Securities at a rate of 1.63% over 3-month LIBOR late in 2006 to pre-fund the redemption. All regulatory capital ratios exceeded the well-capitalized, federal capital adequacy requirements as of September 30, 2007.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $747 million in assets and $612 million in deposits. Unity Bank provides financial services to retail, corporate and small business customers through its 16 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania. For additional information about Unity, visit our website at www.unitybank.com, or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

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Unity Bancorp, Inc.
Consolidated Financial Highlights
(Dollars in thousands, except per share data)

				Sep. 07 vs.
BALANCE SHEET DATA:	Sep. 30, 2007	Jun. 30, 2007	Sep. 30, 2006	Jun. 07	Sep. 06

Assets	$746,821	$732,403	$671,811	2.0%	11.2%
Deposits	612,215	596,093	557,451	2.7	9.8
Loans	567,597	541,385	498,842	4.8	13.8
Securities	112,196	102,730	112,817	9.2	(0.6)
Shareholders' equity	47,261	48,242	45,643	(2.0)	3.5
Allowance for loan losses	8,183	7,997	7,480	2.3	9.4

FINANCIAL DATA - QUARTER TO DATE:
Net income before taxes	$1,482	$2,218	$2,471	(33.2)%	(40.0)%
Federal and state income tax provision	430	676	844	(36.4)	(49.1)
Net income	1,052	1,542	1,627	(31.8)	(35.3)
Per share-basic	0.15	0.22	0.24	(31.8)	(37.5)
Per share-diluted	0.15	0.21	0.22	(28.6)	(31.8)
Return on average assets	0.57%	0.89%	1.00%	(36.0)	(43.0)
Return on average common equity	8.89	13.14	15.26	(32.3)	(41.7)
Efficiency ratio	74.23	67.22	65.48	10.4	13.4

FINANCIAL DATA - YEAR TO DATE:
Net income before taxes	$5,781	-	$7,399	-	(21.9)%
Federal and state income tax provision	1,736	-	2,478	-	(29.9)
Net income	4,045	-	4,921	-	(17.8)
Per share-basic	0.58	-	0.71	-	(18.3)
Per share-diluted	0.56	-	0.68	-	(17.6)
Return on average assets	0.77%	-	1.02%	-	(24.5)
Return on average common equity	11.57	-	15.54	-	(25.5)
Efficiency ratio	70.57	-	65.29	-	8.1

SHARE INFORMATION:
Closing price per share	$11.08	$11.45	$14.55	(3.2)%	(23.9)%
Cash dividends declared	0.05	0.05	0.05	-	-
Book value per share	6.94	6.87	6.59	1.0	5.3
Average diluted shares outstanding (QTD)	7,107	7,295	7,271	(2.6)	(2.3)

CAPITAL RATIOS:
Total equity to total assets	6.33%	6.59%	6.79%	(3.9)%	(6.8)%
Tier I capital to average assets (leverage)	8.17	9.21	9.12	(11.3)	(10.4)
Tier I capital to risk-adjusted assets	10.26	11.07	10.92	(7.3)	(6.0)
Total risk-based capital	11.52	13.72	12.91	(16.0)	(10.8)

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$4,319	$4,977	$6,473	(13.2)%	(33.3)%
Net charge offs to average loans (QTD)	0.19%	0.08%	0.14%	137.5	35.7
Allowance for loan losses to total loans	1.44	1.48	1.50	(2.7)	(4.0)
Nonperforming assets to total loans and OREO	0.76	0.92	1.30	(17.4)	(41.5)

Unity Bancorp, Inc.
Consolidated Balance Sheets
(In thousands)

						Sep. 07 vs.
	Sep. 30, 2007		Jun. 30, 2007		Sep. 30, 2006	Jun. 07	Sep. 06
ASSETS
Cash and due from banks	$12,826		$14,696		$16,399	(12.7)%	(21.8)%
Federal funds sold and interest bearing deposits	32,495		51,063		22,383	(36.4)	45.2
Securities:
Available for sale	76,700		66,199		68,907	15.9	11.3
Held to maturity	35,496		36,531		43,910	(2.8)	(19.2)
Total securities	112,196		102,730		112,817	9.2	(0.6)
Loans:
SBA - Held for sale	17,014		8,914		18,474	90.9	(7.9)
SBA - Held to Maturity	66,255		66,634		61,885	(0.6)	7.1
Commercial	356,964		342,328		308,646	4.3	15.7
Residential mortgage	72,177		69,417		61,787	4.0	16.8
Consumer	55,187		54,092		48,050	2.0	14.9
Total loans	567,597		541,385		498,842	4.8	13.8
Less: Allowance for loan losses	8,183		7,997		7,480	2.3	9.4
Net loans	559,414		533,388		491,362	4.9	13.8
Goodwill and other intangibles	1,592		1,596		1,607	(0.3)	(0.9)
Premises and equipment, net	11,729		11,614		11,123	1.0	5.4
Accrued interest receivable	4,073	#	#3,687	#	#3,724	10.5	9.4
Loan servicing asset	2,139	#	#2,289	#	#2,307	(6.6)	(7.3)
Bank Owned Life Insurance	5,520		5,467	#	#5,325	1.0	3.7
Other assets	4,837		5,873		4,764	(17.6)	1.5
Total Assets	$746,821		$732,403		$671,811	2.0%	11.2%

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand deposits	$73,355		$74,731		$77,057	(1.8)%	(4.8)%
Interest-bearing deposits:
Interest bearing checking	81,985		84,107		111,142	(2.5)	(26.2)
Savings	193,387		218,273		195,626	(11.4)	(1.1)
Time, under $100,000	181,776		138,440		115,082	31.3	58.0
Time, $100,000 and over	81,712		80,542		58,544	1.5	39.6
Total deposits	612,215		596,093		557,451	2.7	9.8
Borrowed funds and subordinated debentures	85,465		84,744		67,089	0.9	27.4
Accrued interest payable	757		595		360	27.2	110.3
Accrued expenses and other liabilities	1,123		2,729		1,268	(58.8)	(11.4)
Total liabilities	699,560		684,161		626,168	2.3	11.7
Commitments and Contingencies	-		-		-
Shareholders' equity:
Common stock, no par value, 12,500 shares authorized	49,282		49,087		44,118	0.4	11.7
Retained earnings	2,128		1,435		2,851	48.3	(25.4)
Treasury stock at cost	(3,218)		(1,121)		(242)	187.1	1,229.8
Accumulated other comprehensive loss, net of tax	(931)		(1,159)		(1,084)	(19.7)	(14.1)
Total shareholders' equity	47,261		48,242		45,643	(2.0)	3.5
Total Liabilities and Shareholders' Equity	$746,821		$732,403		$671,811	2.0%	11.2%

COMMON SHARES AT PERIOD END:
Issued	7,122		7,104		6,954
Outstanding	6,813		7,002		6,930
Treasury	309		102		24
N/M= Not meaningful

Unity Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
				Sep. 07 vs.
FOR THE THREE MONTHS ENDED:	Sep. 30, 2007	Jun. 30, 2007	Sep. 30, 2006	Jun. 07	Sep. 06
INTEREST INCOME
Fed funds sold and interest on deposits	$390	$221	$270	76.5%	44.4%
Securities:
Available for sale	954	778	846	22.6	12.8
Held to maturity	452	478	548	(5.4)	(17.5)
Total securities	1,406	1,256	1,394	11.9	0.9
Loans:
SBA	2,190	2,202	2,175	(0.5)	0.7
Commercial	6,600	6,378	5,779	3.5	14.2
Residential mortgage	1,047	967	810	8.3	29.3
Consumer	933	951	830	(1.9)	12.4
Total loan interest income	10,770	10,498	9,594	2.6	12.3
Total interest income	12,566	11,975	11,258	4.9	11.6
INTEREST EXPENSE
Interest bearing demand deposits	451	477	637	(5.5)	(29.2)
Savings deposits	1,995	2,122	1,971	(6.0)	1.2
Time deposits	2,994	2,153	1,968	39.1	52.1
Borrowed funds and subordinated debentures	1,153	1,136	738	1.5	56.2
Total interest expense	6,593	5,888	5,314	12.0	24.1
Net interest income	5,973	6,087	5,944	(1.9)	0.5
Provision for loan losses	450	350	400	28.6	12.5
Net interest income after provision for loan losses	5,523	5,737	5,544	(3.7)	(0.4)
NONINTEREST INCOME
Service charges on deposit accounts	338	339	386	(0.3)	(12.4)
Service and loan fee income	428	380	491	12.6	(12.8)
Gain on SBA loan sales	316	824	927	(61.7)	(65.9)
Gain on Mortgage loan sales	33	19	119	73.7	(72.3)
Gain on sales of other loans	-	-	-	-	(100.0)
Bank owned life insurance	53	46	47	15.2	12.8
Net securities gains	22	-	69	100.0	100.0
Other income	270	140	204	92.9	32.4
Total noninterest income	1,460	1,748	2,243	(16.5)	(34.9)
NONINTEREST EXPENSES
Compensation and benefits	2,816	2,723	2,809	3.4	0.2
Processing and communications	645	563	555	14.6	16.2
Occupancy, net	699	644	631	8.5	10.8
Furniture and equipment	419	394	372	6.3	12.6
Professional fees	116	162	222	(28.4)	(47.7)
Loan servicing costs	184	169	175	8.9	5.1
Advertising	113	105	101	7.6	11.9
Other	509	507	451	0.4	12.9
Total noninterest expenses	5,501	5,267	5,316	4.4	3.5
Income before taxes	1,482	2,218	2,471	(33.2)	(40.0)
Federal and state income tax provision	430	676	844	(36.4)	(49.1)
Net Income	$1,052	$1,542	$1,627	(31.8)%	(35.3)%

Net Income Per Common Share-Basic	$0.15	$0.22	$0.24	(31.8)%	(37.5)%
Net Income Per Common Share-Diluted	$0.15	$0.21	$0.22	(28.6)%	(31.8)%

AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,871	6,985	6,921
Diluted	7,107	7,295	7,271

Unity Bancorp, Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)
			Sep. 07 vs.
YEAR TO DATE	Sep. 30, 2007	Sep. 30, 2006	Sep. 06
INTEREST INCOME
Fed funds sold and interest on deposits	$873	$831	5.1%
Securities:
Available for sale	2,512	2,263	11.0
Held to maturity	1,470	1,491	(1.4)
Total securities	3,982	3,754	6.1
Loans:
SBA	6,732	6,507	3.5
Commercial	18,966	16,039	18.2
Residential mortgage	2,902	2,418	20.0
Consumer	2,788	2,353	18.5
Total loan interest income	31,388	27,317	14.9
Total interest income	36,243	31,902	13.6
INTEREST EXPENSE
Interest bearing demand deposits	1,480	1,984	(25.4)
Savings deposits	6,288	4,867	29.2
Time deposits	7,117	5,138	38.5
Borrowed funds and subordinated debentures	3,279	1,883	74.1
Total interest expense	18,164	13,872	30.9
Net interest income	18,079	18,030	0.3
Provision for loan losses	1,000	950	5.3
Net interest income after provision for loan losses	17,079	17,080	0.0
NONINTEREST INCOME
Service charges on deposit accounts	1,026	1,228	(16.4)
Service and loan fee income	1,174	1,292	(9.1)
Gain on SBA loan sales	1,819	2,185	(16.8)
Gain on Mortgage loan sales	61	291	(79.0)
Gains on sales of other loans	0	82	(100.0)
Bank owned life insurance	148	140	5.7
Net securities gains	32	69	100.0
Other income	627	605	3.6
Total noninterest income	4,887	5,892	(17.1)
NONINTEREST EXPENSES
Compensation and benefits	8,494	8,198	3.6
Processing and communications	1,758	1,635	7.5
Occupancy, net	2,016	1,925	4.7
Furniture and equipment	1,213	1,146	5.8
Professional fees	414	505	(18.0)
Loan servicing costs	443	331	33.8
Advertising	312	419	(25.5)
Other	1,535	1,414	8.6
Total noninterest expenses	16,185	15,573	3.9
Income before taxes	5,781	7,399	(21.9)
Federal and state income tax provision	1,736	2,478	(29.9)
Net Income	$4,045	$4,921	(17.8)%

Net Income Per Common Share-Basic	$0.58	$0.71	(18.3)%
Net Income Per Common Share-Diluted	$0.56	$0.68	(17.6)%

Average common shares outstanding:
Basic	6,944	6,902
Diluted	7,234	7,254

Unity Bancorp, Inc.
Consolidated Average Balance Sheets
with Resultant Interest and Rates
(Tax-equivalent basis, dollars in thousands)

	Three Months Ended
	September 30, 2007			June 30, 2007
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:

Federal funds sold and interest-bearing deposits with banks	$31,449	$390	4.92%	$19,029	$221	4.66%
Securities:
Available for sale	75,031	976	5.20	65,132	790	4.85
Held to maturity	36,047	471	5.23	37,501	496	5.29
Total securities	111,078	1,447	5.21	102,633	1,286	5.01
Loans, net of unearned discount:
SBA	81,693	2,190	10.72	83,080	2,202	10.60
Commercial	350,555	6,600	7.47	335,081	6,378	7.63
Residential mortgage	71,401	1,047	5.87	65,256	967	5.93
Consumer	54,064	933	6.85	55,227	951	6.91
Total loans	557,713	10,770	7.68	538,644	10,498	7.81
Total interest-earning assets	700,240	12,607	7.16	660,306	12,005	7.28
Noninterest-earning assets:
Cash and due from banks	14,911			12,170
Allowance for loan losses	(8,330)			(8,022)
Other assets	29,503			29,092
Total noninterest-earning assets	36,084			33,240
Total Assets	$736,324			$693,546

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$79,188	451	2.26	$84,729	477	2.26
Savings deposits	199,483	1,995	3.97	211,478	2,122	4.02
Time deposits	243,358	2,994	4.88	184,727	2,153	4.67
Total interest-bearing deposits	522,029	5,440	4.13	480,934	4,752	3.96
Borrowed funds and subordinated debentures	89,892	1,153	5.09	87,815	1,136	5.19
Total interest-bearing liabilities	611,921	6,593	4.27	568,749	5,888	4.15
Noninterest-bearing liabilities:
Demand deposits	75,218			75,469
Other liabilities	2,216			2,262
Total noninterest-bearing liabilities	77,434			77,731
Shareholders' equity	46,969			47,066
Total Liabilities and Shareholders' Equity	$736,324			$693,546

Net interest spread		6,014	2.89%		6,117	3.13%
Tax-equivalent basis adjustment		(41)			(30)
Net interest income		$5,973			$6,087

Net interest margin			3.44%			3.71%

Unity Bancorp, Inc.
Consolidated Average Balance Sheets
with Resultant Interest and Rates
(Tax-equivalent basis, dollars in thousands)

	Three Months Ended
	September 30, 2007			September 30, 2006
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:

Federal funds sold and interest-bearing deposits with banks	$31,449	$390	4.92%	$20,698	$270	5.18%
Securities:
Available for sale	75,031	976	5.20	70,911	859	4.85
Held to maturity	36,047	471	5.23	43,514	558	5.13
Total securities	111,078	1,447	5.21	114,425	1,417	4.95
Loans, net of unearned discount:
SBA	81,693	2,190	10.72	83,021	2,175	10.48
Commercial	350,555	6,600	7.47	305,862	5,779	7.50
Residential mortgage	71,401	1,047	5.87	57,569	810	5.63
Consumer	54,064	933	6.85	47,792	830	6.89
Total loans	557,713	10,770	7.68	494,244	9,594	7.72
Total interest-earning assets	700,240	12,607	7.16	629,367	11,281	7.13
Noninterest-earning assets:
Cash and due from banks	14,911			13,012
Allowance for loan losses	(8,330)			(7,569)
Other assets	29,503			33,163
Total noninterest-earning assets	36,084			38,606
Total Assets	$736,324			$667,973

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$79,188	451	2.26	$116,043	637	2.18
Savings deposits	199,483	1,995	3.97	192,835	1,971	4.06
Time deposits	243,358	2,994	4.88	178,442	1,968	4.38
Total interest-bearing deposits	522,029	5,440	4.13	487,320	4,576	3.73
Borrowed funds and subordinated debentures	89,892	1,153	5.09	57,172	738	5.12
Total interest-bearing liabilities	611,921	6,593	4.27	544,492	5,314	3.87
Noninterest-bearing liabilities:
Demand deposits	75,218			77,897
Other liabilities	2,216			2,702
Total noninterest-bearing liabilities	77,434			80,599
Shareholders' equity	46,969			42,882
Total Liabilities and Shareholders' Equity	$736,324			$667,973

Net interest spread		6,014	2.89%		5,967	3.26%
Tax-equivalent basis adjustment		(41)			(23)
Net interest income		$5,973			$5,944
Net interest margin			3.44%			3.79%

Unity Bancorp, Inc.
Consolidated Average Balance Sheets
with Resultant Interest and Rates
(Tax-equivalent basis, dollars in thousands)

	Year to Date
	September 30, 2007			September 30, 2006
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:

Federal funds sold and interest-bearing deposits with banks	$23,749	$873	4.91%	$23,403	$831	4.75%
Securities:
Available for sale	68,393	2,558	4.99	66,207	2,302	4.64
Held to maturity	38,589	1,525	5.27	40,378	1,501	4.96
Total securities	106,982	4,083	5.09	106,585	3,803	4.76
Loans, net of unearned discount:
SBA	82,185	6,732	10.92	84,209	6,507	10.30
Commercial	334,875	18,966	7.57	288,169	16,039	7.44
Residential mortgage	66,551	2,902	5.81	58,930	2,418	5.47
Consumer	54,239	2,788	6.87	46,999	2,353	6.69
Total loans	537,850	31,388	7.79	478,307	27,317	7.63
Total interest-earning assets	668,581	36,344	7.26	608,295	31,951	7.02
Noninterest-earning assets:
Cash and due from banks	13,113			12,420
Allowance for loan losses	(8,078)			(7,402)
Other assets	29,363			29,478
Total noninterest-earning assets	34,398			34,496
Total Assets	$702,979			$642,791

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$87,095	1,480	2.27	$120,121	1,984	2.21
Savings deposits	207,238	6,288	4.06	178,481	4,867	3.65
Time deposits	199,798	7,117	4.76	169,465	5,138	4.05
Total interest-bearing deposits	494,131	14,885	4.03	468,067	11,989	3.42
Borrowed funds and subordinated debentures	84,334	3,279	5.20	51,939	1,883	4.85
Total interest-bearing liabilities	578,465	18,164	4.20	520,006	13,872	3.57
Noninterest-bearing liabilities:
Demand deposits	75,303			78,279
Other liabilities	2,466			2,210
Total noninterest-bearing liabilities	77,769			80,489
Shareholders' equity	46,745			42,296
Total Liabilities and Shareholders' Equity	$702,979			$642,791

Net interest spread		18,180	3.06%		18,079	3.45%
Tax-equivalent basis adjustment		(101)			(49)
Net interest income		$18,079			$18,030
Net interest margin			3.63%			3.96%

Unity Bancorp, Inc.
Allowance for Loan Losses and Loan Quality Schedules
(Dollars in thousands)

	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning	$7,997	$7,757	$7,624	$7,480	$7,257
Provision charged to expense	450	350	200	600	400
	8,447	8,107	7,824	8,080	7,657
Less: Charge offs
SBA	270	124	116	320	141
Commercial	24	5	-	196	50
Residential mortgage	-	-	-	-	-
Consumer	28	-	2	10	3
Total Charge Offs	322	129	118	526	194
Add: Recoveries
SBA	41	12	41	20	-
Commercial	7	2	6	50	12
Residential mortgage	-	-	-	-	-
Consumer	10	5	4	-	5
Total Recoveries	58	19	51	70	17
Net Charge Offs	264	110	67	456	177
Balance, ending	$8,183	$7,997	$7,757	$7,624	$7,480
-

LOAN QUALITY INFORMATION:
Nonperforming loans	$4,185	$4,611	$6,515	$8,909	$6,473
Other real estate owned, net	134	366	256	211	-
Nonperforming assets	$4,319	$4,977	$6,771	$9,120	$6,473

Loans 90 days past due and still accruing	$340	$167	$145	$78	$658

Allowance for loan losses to:
Total loans at period end	1.44%	1.48%	1.50%	1.50%	1.50
Nonperforming loans	195.53	173.43	119.06	85.58	115.56
Nonperforming assets	189.47	160.68	114.56	83.60	115.56
Net charge offs to average loans (QTD)	0.19	0.08	0.05	0.35	0.14
Net charge offs to average loans (YTD)	0.11	0.07	0.05	0.17	0.10
Nonperforming loans to total loans	0.74	0.85	1.26	1.75	1.30
Nonperforming assets to total loans and OREO	0.76	0.92	1.31	1.80	1.30

Unity Bancorp, Inc.
Quarterly Financial Data
	09/30/07	06/30/07	03/31/07	12/31/06	09/30/06
SUMMARY OF INCOME (in thousands) :
Interest income	$12,566	$11,975	$11,702	$11,275	$11,258
Interest expense	6,593	5,888	5,683	5,560	5,314
Net interest income	5,973	6,087	6,019	5,715	5,944
Provision for loan losses	450	350	200	600	400
Net interest income after provision	5,523	5,737	5,819	5,115	5,544
Noninterest income	1,460	1,748	1,679	1,746	2,243
Noninterest expense	5,501	5,267	5,417	5,472	5,316
Income before income taxes	1,482	2,218	2,081	1,389	2,471
Federal and state income tax provision	430	676	630	465	844
Net Income	1,052	1,542	1,451	924	1,627
Net Income per Common Share:
Basic	$0.15	$0.22	$0.21	$0.13	$0.24
Diluted	0.15	0.21	0.20	0.13	0.22

COMMON SHARE DATA:
Cash dividends declared	$0.05	$0.05	$0.05	$0.05	$0.05
Book value at quarter end	6.94	6.87	6.84	6.65	6.59
Market value at quarter end	11.08	11.45	11.30	14.01	14.55
Average common shares outstanding: (000's)
Basic	6,871	6,985	6,976	6,941	6,921
Diluted	7,107	7,295	7,301	7,263	7,271
Common shares outstanding at period end (000's)	6,813	7,002	6,995	6,949	6,930

OPERATING RATIOS:
Return on average assets	0.57%	0.89%	0.87%	0.55%	1.00
Return on average common equity	8.89	13.14	12.74	8.05	15.26
Efficiency ratio	74.23	67.22	70.46	73.34	65.48

BALANCE SHEET DATA (in thousands):
Assets	$746,821	$732,403	$681,302	$694,106	$671,811
Deposits	612,215	596,093	541,399	566,465	557,451
Loans	567,597	541,385	515,562	507,690	498,842
Shareholders' equity	47,261	48,242	47,825	46,228	45,643
Allowance for loan losses	8,183	7,997	7,757	7,624	7,480

TAX-EQUIVALENT YIELDS AND RATES:
Interest-earning assets	7.16%	7.28%	7.34%	7.05%	7.13
Interest-bearing liabilities	4.27	4.15	4.16	4.03	3.87
Net interest spread	2.89	3.13	3.18	3.02	3.26
Net interest margin	3.44	3.71	3.75	3.60	3.79

CREDIT QUALITY:
Nonperforming assets (in thousands)	$4,319	$4,977	$6,771	$9,120	$6,473
Allowance for loan losses to period-end loans	1.44%	1.48%	1.50%	1.50%	1.50
Net charge offs to average loans	0.19	0.08	0.05	0.35	0.14
Nonperforming assets to loans and OREO	0.76	0.92	1.31	1.80	1.30

CAPITAL AND OTHER:
Total equity to assets	6.33%	6.59%	7.02%	6.66%	6.79
Tier I capital to average assets (leverage)	8.17	9.21	9.24	9.13	9.12
Tier I capital to risk-adjusted assets	10.26	11.07	11.43	10.92	10.92
Total capital to risk-adjusted assets	11.52	13.72	14.21	13.72	12.91
Number of banking offices	16	15	15	15	14
Number of ATMs	19	18	18	18	17
Number of employees	197	195	179	185	205

SOURCE Unity Bancorp, Inc.
-0- 10/18/2007
/CONTACT: Alan J. Bedner, EVP, Chief Financial Officer, Unity Bancorp, Inc., +1-908-713-4308 /
/Web site: http://www.unitybank.com /
(UNTY)